AGREEMENT re Modification & Conversion
--------------------------------------------------------------------------------
 Exus Networks, Inc. / New Canaan Investment Ptrs., LLC (0100803) o Page 1
                                   AGREEMENT
                         re Modification and Conversion


THIS AGREEMENT made as of the 31th day of December, 2002 between Exus Networks, Inc., a Nevada corporation having a principal office at 150 East 58th St., New York, NY 10155 ("Borrower"), and New Canaan Investment Partners, LLC, a Connecticut limited liability company having an address at 62 Main Street, New Canaan, Connecticut 06840 ("Lender").

                                                         W I T N E S S E T H:

WHEREAS, Borrower is indebted to Lender pursuant to (i) a Commercial Term Loan Promissory Note, dated December 31, 2001, by Exus Networks, Inc., as maker, and payable to the order of New Canaan Investment Partners, LLC, in the original principal amount of $300,000 (the "$300,000 Note"), (ii) a Commercial Term Loan Promissory Note, dated January 14, 2002, by Exus Networks, Inc., as maker, and payable to the order of New Canaan Investment Partners, LLC, in the original principal amount of $100,000 (the "$100,000 Note"), and (iii) a Commercial Term Loan Promissory Note, dated January 23, 2002, by Exus Networks, Inc., as maker, and payable to the order of New Canaan Investment Partners, LLC, in the original principal amount of $200,000 (the "$200,000 Note") (collectively, the "Notes"); and

WHEREAS, pursuant to a certain Security Agreement, dated December 31, 2001 (the "Security Agreement"), between Borrower, as "Debtor," and Lender, as "Secured Party," all Obligations of Borrower to Lender are secured by a first priority continuing security interest in all existing and after acquired assets and property of Borrower; and

WHEREAS, the Notes each contained provisions pursuant to which Lender could convert Indebtedness into shares of Borrower's common stock; and

WHEREAS, pursuant to a certain agreement between Borrower and Lender, dated June 20, 2002 (the "1st Modification Agreement"), the parties agreed to modify the Notes to, inter alia, extend the respective maturity dates of the Notes by one year and to provide for accrued interest to be payable quarterly commencing September 30, 2002, December 31, 2002, March 31, 2002, and on the respective maturity dates; and

WHEREAS, Borrower wishes (i) to issue shares of its common stock to Lender in payment and satisfaction of unpaid accrued interest on the Notes through December 31, 2002, and in payment and satisfaction of a the principal balance of the $300,000 Note and the $100,000 Note, and partial payment and satisfaction of the principal balance of the $200,000 Note, and (ii) to have the maturity date of the $200,000 Note extended; and

WHEREAS, Lender is willing to do so based on the representations, terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the premises, the representations, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be bound legally, agree as follows:

1. General Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents, warrants, acknowledges and agrees as follows:

          (a) Borrower is absolutely and unconditionally indebted to Lender pursuant to the Notes in the amount of $513,040.99 for unpaid principal, $27,344.00 unpaid accrued interest through June 30, 2002, $25,652.04 unpaid accrued interest from July 1, 2002 through December 31, 2002, plus interest, as hereinafter provided, accruing on the principal balance from and after January 1, 2003 (the "Indebtedness").

          (b) Borrower has no defenses with respect to the Indebtedness or the Security Agreement or any claims against Lender with respect to the Indebtedness, the Security Agreement or otherwise, and to the extent Borrower has or may have any such defenses or claims against Lender, Ruth Jones, Richard Girouard or Antonio Autorino , they are hereby waived and released.

          (c) Borrower is authorized to enter into this Agreement and, upon its execution by Isaac H. Sutton as President, this Agreement will be a valid and legally enforceable obligation of the Borrower.

          (d) With the exception that Borrower's principal office is now at 150 East 58th St., New York, NY 10155 and other than as disclosed in any document filed by Borrower with the Securities and Exchange Commission, Borrower reaffirms and restates to Lender, as of the date hereof, the representations and warranties set forth in ss. 4 of the Security Agreement.

          (e) Upon execution and delivery of this Agreement, each of the Notes and all the Indebtedness represented thereby will be cancelled and have no force and effect other than the $200,000 Note which shall be modified in accordance with the terms of paragraph 3 below.

2. Conversion of Indebtedness; Issuance of Shares. In payment and satisfaction of all of the Indebtedness except for $187,500 of the principal balance of the $200,000 Note and interest accruing thereon from and after January 1, 2003, Borrower shall issue and deliver to Lender on or before January 24, 2003, time being of the essence with respect to this deadline, shares of Borrower's common stock to Lender, as follows:

          (a) Shares; Number of Shares.

               (i) The greater of 25,000,000 shares of common stock or an amount which is 15% of Borrower's issued and outstanding shares of common stock.

               (ii) No Dilution. Until and through December 31, 2005, Lender shall be protected against its shareholder interest being diluted. During that period each time additional shares of
               Borrower's common stock are issued to others, i.e. not to Borrower, Lender will also issue such shares of Borrower's common stock as are necessary for Lender to maintain ownership of 15% of Borrower's issued and outstanding shares of common stock, except that this provision shall not apply and no additional shares are required to be issued to Lender under the following circumstances:

(1) The issuance of registered shares of common stock at $.04 per share or greater in consideration for cash; or

(2) The issuance of shares of common stock in connection with an accretive acquisition by Borrower paid for in such shares where Lender, in its sole and absolute discretion, has given its prior written consent.

(3) If the Lender transfers, sells or in any other manner disposes any of the shares issued to it pursuant to this paragraph 2, the amount of disposed shares shall proportionately reduce the percentage the Lender is entitled to (for example, if Lender disposes of 5,000,000 shares, Lender shall be entitled to maintain 12% of Borrower's issued and outstanding shares).

The shares issued to Lender pursuant to this ss. 2(a) herein, including any additional shares issued pursuant to the foregoing antidilution provisions, are herein referred to as the "Shares."

     (b) Registration; Etc. Lender acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or other jurisdiction, and that the issuance and sale of the Shares to Lender is being made in reliance upon exemptions from registration underss.ss.4(2) (and Regulation D thereunder) and 4(6) of the Securities Act. Lender will not sell or otherwise transfer the Shares without registration under the Securities Act or applicable state securities laws or an exemption therefrom. Lender represents that it is acquiring the Shares for its own account, for investment and not with a view of resale or distribution, except in compliance with the Securities Act. Lender has not offered or sold any portion of the Shares nor does it have any present intention of dividing the Shares with others or of selling, distributing or otherwise disposing of an portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act. Furthermore, Borrower has no obligation to register the Shares, except under the circumstances set forth in this ss. 2(b).

          (i) Legend. Lender acknowledges that certificates for the Shares shall be stamped or otherwise endorsed with a legend substantially in the following form:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICALBE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE OR THAT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE SECURITIES LAWS IS NOT OTHERWISE REQUIRED.

               At Lender's request, Borrower will issue new certificates without this legend with respect to any of the Shares which are registered pursuant to an effective registration statement.

               (ii)   Registration   Rights.   Borrower   grants  the  following
               registration rights to holders of the Shares:

(1) If Borrower at any time proposes to register any of its common shares under the Securities Act for sale to the public, whether for its own account or for the account of other shareholders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available with respect to the Shares, provided the Shares are not otherwise registered for resale by the holder pursuant to an effective registration statement, each such time Borrower will give at least thirty (30) days' prior written notice to the holder of those registrable Shares of Borrower's intention to do so. Upon the written request of the holder of the registrable Shares, Borrower will cause such registrable Shares as to which registration shall have been request to be included with the shares to be covered by the registration statement proposed to be filed by Borrower, all to the extent required to permit the sale or other disposition of the registrable Shares by the holder thereof.

(2) All fees and expenses incurred in connection with the registration of the registrable Shares, including without limitation, all registration and filing fees, fees and disbursements of counsel and accountants for Borrower, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, transfer taxes, and fees of transfer agents and registrars shall be borne by Borrower. All fees and expenses incurred with the sale of the registrable Shares, including without limitation, underwriting discounts, selling commissions and stock transfer taxes applicable to the registrable Shares, shall be borne by Lender.

(3) Until at least two (2) years after the effectiveness of the registration statement pursuant to which Shares have been registered, Borrower will comply in all respects with its reporting and filing obligations under the Securities Act.

(4) If the managing underwriter of the registration determines that there must be a limitation of the number of shares to be included in the registration, the number of shares that may be included in the registration shall be allocated

     (a) first, to Borrower and

     (b) second, to Lender and any other holders of registration rights in proportion to the respective amounts of securities.

     (c)  Representations   and  Covenants  by  Borrower  re  Shares.   Borrower
     represents and warrants to Lender as follows:

          (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (ii) As of the effective date of this Agreement, the number of issued and outstanding shares of Borrower's common stock is 136,000,000.

          (iii) Borrower has complied in all material respects with the requirements of the Securities Act and the rules and regulations promulagated thereunder, and other applicable federal, state and local securities laws, rules and regulations.

          (iv) Lender has access to all filings made by Borrower with Securities and Exchange Commission (the "SEC"), including without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and its current Quarterly Reports. Borrower represents that none of those filings contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     (d) Representations and Covenants by Lender re Shares. Lender represents and warrants to Borrower as follows:

          (i) Lender is sophisticated to expect, demand and understand the kind of information about Borrower that would ordinarily be set forth in a registration statement covering the Shares, has access to such information by virtue of its relationship to Borrower or economic bargaining power and will take all Shares which may be issued to it with non-distributive intent. Additionally, Lender has access to and has carefully read all filings made by Borrower with the Security and Exchange Commission, including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and its Current Quarterly Reports.

          (ii) Lender recognizes that an investment in the Shares involves substantial risks, including loss of the entire amount of such investment.

          (iii) In the absence of an effective registration statement under the Securities Act covering the Shares, Lender shall not offer, sell, transfer or otherwise dispose of the Shares without first obtaining an opinion of counsel, reasonably satisfactory to Borrower and its counsel, that the disposition may be made without registration of the Shares in question under the Act and any applicable state "blue sky" securities rules and regulations.

          (iv) Lender acknowledges that the SEC filings by Borrower indicate that Borrower does not currently have sufficient funds to maintain its existence; that there is a negative value to the assets of Borrower; and Borrower is, among other things, contemplating a reverse stock split.

          (v) Lender is not subscribing for the Shares as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

          (vi) Lender's undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the Lender's net worth and an investment in the Shares will not cause such overall commitment to become excessive.

          (vii) Lender is purchasing the Shares for its own account and the Lender is the sole legal and beneficial owner of the Shares and has not pre-arranged any sale of the Shares.

          (viii) Lender represents that it is an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act.

          (ix) Lender recognizes that the representations, warranties and agreements of Lender contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the issuance of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the issuance of the Shares to Lender.

          (x) Lender agrees to comply with all applicable rules and regulations of the Securities Act of 1933 and the Securities Exchange Act of 1934, including without limitation, timely filing Forms 3,4 and 5 and
          Schedule 13D, and to provide copies to Borrower simultaneous with the transmission of any filings with the SEC.

          (e) Rule 144 Requirements. Borrower agrees to (i) make and keep current public information about Borrower available, as those terms are understood and defined in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required of Borrower under the Act, and (iii) to furnish to any holder of registrable Shares upon request a written statement by Borrower as to its compliance with the reporting requirements of Rule 144 and the Securities Act, a copy of Borrower's most recent annual or quarterly report, and such other documents and reports as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing the holder to sell any such Shares without registration..

3. Modification of $200,000 Note. Lender agrees that, notwithstanding anything to the contrary, the $200,000 Note shall be modified as follows:

     (b) Principal Balance. Upon the timely issuance of the Shares, as aforesaid, the unpaid principal balance as of January 1, 2003, shall be $187,500.00.

     (c) Maturity Date. The maturity date is extended to December 31, 2004, when the principal balance, unpaid accrued interest thereon, and any other sums due thereunder or under the Security Agreement are due and payable.

     (d) Interest. From and after January 1, 2003, interest on the principal balance shall accrue at the rate of eight (8.0%) percent per annum and shall be due and payable each December 31st. and on the maturity date, by acceleration or otherwise.

     (e) Prepayment. Borrower shall be entitled to prepay all or any portion of the principal balance and accrued interest thereon at any time without premium or penalty.

     (f) Notice. Lender agrees to provide Borrower with a 30 business days' cure period upon any default under the $200,000 Note.

     (g) Security Agreement. Upon payment in full of the principal and accrued interest on the $200,000 Note as modified herein, the Security Agreement shall automatically be terminated and have no further force and effect.

4. Default. Borrower's failure to timely issue the Shares as provided herein shall constitute and be a default under the $200,000 Note and the Security Agreement. After the issuance of the 25,000,000 Shares as provided herein, notwithstanding any of the terms of the Security Agreement, the only default under the $200,000 Note and Security Agreement can be the non-payment by Borrower of interest or principal when due and payable under the $200,000 Note. Accordingly, the term "Obligations" in the Security Agreement shall only relate to the $200,000 Note, as modified herein.

5. Effectiveness. This Agreement shall supersede and replace the 1st Modification Agreement in its entirety. Except as expressly provided herein, the terms and conditions of the $200,000 Note and the Security Agreement shall remain in full force and effect as originally executed, nothing herein shall be construed or deemed to be a waiver by Lender of any rights or remedies, and all references to the Notes or any of the Notes in the Security Agreement or any other agreements shall mean the $200,000 Note as modified hereby.

6. Binding Effect; Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon Borrower and Lender and their respective successors and assigns. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and by facsimile, each of which shall be an original, but all of which together shall constitute one instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed and delivered by all the parties hereto. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof. This Agreement may not be amended except in writing.

7. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed and delivered by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

8. Notices. All notices, demand, requests or other communications required, permitted or desired to be given under this Agreement must be in writing and shall be deemed to have been properly given if (i) delivered by hand during normal business hours (i.e., a Monday through Friday, which is not a state or a federal holiday, from 9:00 o'clock AM to 5:00 o'clock PM), (ii) by overnight courier, or (iii) if deposited with the United States Postal Service, by registered or certified mail, postage prepaid, return receipt requested, in each instance to the party at their address first set forth above or at such other address as may have been specified by written notice given in accordance with this paragraph. Notices, demands, requests and other communications delivered as aforesaid shall be deemed given on the date the same is delivered by hand or by overnight courier, or the 3rd business day after being deposited with the United States Postal Service in accordance with this ss. 8.

9. Governing Law. The Notes, as modified hereby, and the Security Agreement shall continue to be governed by the laws of the State of Connecticut. This Agreement shall otherwise be governed by the laws of the State of New York (but not its conflicts of law provisions).

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

Witnessed by:                           EXUS NETWORKS, INC.


                                    By:
                                       --------------------------
                                       Isaac H. Sutton
                                       Its President
                                       Duly Authorized

                                        NEW CANAAN INVESTMENT PARTNERS, LLC


                                    By:
                                       ----------------------------
                                       Richard R. Girouard
                                       Its Manager
                                       Duly Authorized